UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 11, 2012

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2012, Dr. Ruggero Maria Santilli submitted to MagneGas Corporation (the “Company”) a resignation letter pursuant to which he will resign as the Chief Executive Officer of the Company, effective June 15, 2012.  Dr. Santilli will remain in his position as Chairman of the Board of Directors (the “Board”).

On the same day, the Board promoted Ermanno Santilli to be the Company’s Chief Executive Officer, effective June 15, 2012. Mr. Santilli, 42, will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position as well as other associated duties as our Board reasonably determine.

Ermanno P. Santilli has been our Executive Vice President of International Relations since March 2010 and is the son of Dr. Santilli. Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009 where he served as Vice President of Climate Control Business, Global Rail and Aftermarket. In this capacity he oversaw a department that generated over $270 million in sales and $80 million in operating income. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India.

From March 2006 to February 2008 Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA, he led a department that generated total sale of $150 million and operating income of $50 million. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006 Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA. He had operational responsibility for customer satisfaction for customers with total sales aggregating over 1 billion dollars. Mr. Santilli had direct responsibility for order management, credit and collections, warranty, business intelligence and dealer development.

Family Relationships

Mr. Santilli is the son of Dr. Santilli and Carla Santilli, both members of the Board and the sister of Luisa Ingargiola, a member of the Board and the Company’s Chief Financial Officer.

Related Party Transactions

Mr. Santilli is the CEO of MagneGas Europe, of which the Company has a 20% ownership of. Dr. Santilli is also a shareholder of Magnegas Europe.

Employment Agreement

We do not currently have an employment agreement with Mr. Santilli.

Item 8.01 Other Events.

Change in CEO

On May 14, 2012, the Company issued a press release announcing the resignation of Dr. Santilli and promotion of Mr. Santilli, a copy of which is attached to this Report as Exhibit 99.1.

Hiring of Strengthen Leadership Team

On May 14, 2012, the Company issued a press release announcing the hiring of a strengthened leadership team, a copy of which is attached to this Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 14, 2012, titled “MagneGas appoints Ermanno Santilli Chief Executive Officer.”

99.2	Press Release, dated May 14, 2012, titled “MagneGas Strengthens Leadership in Preparation for Increased Market Penetration.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: May 17, 2012	By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli Chief Executive Officer